UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2009

POWERSECURE INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12014 (Commission File Number)	84-1169358 (I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina (Address of principal executive offices)	27587 (Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On April 28, 2009, PowerSecure International, Inc., a Delaware corporation (the “Company”), issued two press releases announcing that it had been awarded a total of approximately $11 million of new business, approximately $5 million relating to its smart grid energy solutions business and approximately $6 million relating to its LED lighting technology for its EfficientLights business. A copy of the Company’s press releases containing these announcements are filed herewith as Exhibits 99.1 and 99.2 and incorporated herein by this reference.
     The press releases filed herewith as Exhibit 99.1 contain forward-looking statements relating to the Company’s future performance made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in subsequent reports, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, filed or furnished with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press Release of PowerSecure International, Inc., issued April 28, 2009, announcing new smart grid energy solutions business

99.2	Press Release of PowerSecure International, Inc., issued April 28, 2009, announcing new EfficientLights LED lighting technology business

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Vice President and Chief Financial Officer

Dated: April 28, 2009

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